UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2007

THE BOMBAY COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7832	75-1475223
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Bailey Avenue, Fort Worth, Texas	76107
(Address of Principal Executive Officers)	(Zip Code)

(817) 347-8200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CF R 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CF R 240.13e-4 (c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 28, 2007, The Bombay Company, Inc. (the “Company”) entered into a senior secured, super-priority debtor-in-possession agreement with General Electric Capital Corporation, as Administrative Agent and Collateral Agent and GE Canada Finance Holding Company, as Canadian Agent for $115 million ($100 million for the U.S. operations and $15 million for the Canadian operations).  Borrowings carry an interest rate of the higher of bank prime loan rate, as defined in the agreement, and the Federal Fund Rate plus 0.50% per annum.  There are no scheduled principal payments under the facility, which matures on March 27, 2008.  The Company's obligations pursuant to its credit agreement dated October 24, 2006 with General Electric Capital Corporation and GE Canada Finance Holding Company (the "Existing GE Credit Agreement") remain outstanding; provided, however, that the lenders under the Existing GE Credit Agreement have no further obligations to make loans or advances under the Existing GE Credit Agreement.  Lenders under the Existing GE Credit Agreement have no obligation to issue, extend or renew letters of credit under the Existing GE Credit Agreement; however, existing letters of credit under the Existing GE Credit Agreement shall become letters of credit under the DIP Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.         Description

99.1	Press Release, dated September 20, 2007, announcing restructuring.
99.2	Press Release, dated September 20, 2007, providing DIP update.
       99.3      Press Release, dated September 28, 2007, announcing DIP approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOMBAY COMPANY, INC.
(Registrant)

Date: October 4, 2007	/s/ MICHAEL J. VEITENHEIMER
Michael J. Veitenheimer Senior Vice President, Secretary and General Counsel